CONTRATTO PRELIMINARE
DI CESSIONE DI AZIENDA

Con la presente scrittura privata, i sottoscritti:

Fabio Visconti nato a Napoli e domiciliato a Napoli, via Posillipo 314 (di seguito denominato "**promittente venditore**") e **Roy Capasso** nato a Napoli e domiciliato a Miami, 2828 Coral Way Suite 412, Miami, FL 33145 (di seguito denominato "**promissario acquirente**")

STIPULANO E CONVENGONO QUANTO SEGUE

Il promittente venditore promette di vendere al promissario acquirente, che promette di acquistare, la piena proprietà **dell'azienda** qui di seguito descritta: IMMOBILFIN S.P.A. In persona del suo legale rappresentante con sede in Napoli alla via Posillipo 314.

La cessione comprenderà tutti i beni che compongono l'azienda e, fra l'altro, l'arredamento, le attrezzature, le merci e in genere tutti i beni che risultano dall'elenco esemplificativo formato di comune accordo dalle parti e dalle stesse sottoscritto, che si allega alla presente scrittura. Saranno esclusi dalla cessione i crediti e i debiti relativi all'azienda.

Le parti dichiarano di aver concordato, per la compravendita che si sono obbligate a concludere, il **prezzo complessivo** di euro 40.000.000 (quaranta milioni).

A titolo di **acconto** di tale prezzo (*oppure:* a titolo di **caparra confirmatoria**, imputabile al prezzo in sede di adempimento a norma dell'art 1385 c.c.) il promissario acquirente ha già versato la somma di euro 1.500.000 (un milione cinquecentomila), corrispondente a 50.000.000 (cinquanta milioni) di azioni della società CARSMARTT INC, ristrette a 24 mesi, al promittente venditore, che ne rilascia corrispondente quietanza.

L'importo residuo di euro 38.500.000 (trentotto milioni cinquecentomila) sarà versato dal promissario acquirente al promittente venditore con le seguenti modalità: Unica soluzione di pagamento.

Le parti reciprocamente si obbligano a stipulare il **contratto definitivo** di cessione di azienda entro il giorno 6 Agosto 2024.

Il termine di cui sopra si intende stabilito nell'interesse di entrambe le parti.

Il promissario acquirente si riserva espressamente la **facoltà di nominare** persone o enti che debbano, in tutto o in parte, acquistare i diritti e assumere gli obblighi nascenti da questo contratto, entro il giorno 6 Agosto 2024.

L'azienda sopra descritta sarà **consegnata** al promissario acquirente il giorno 6 Agosto 2024.

La parte promittente venditrice **garantisce** espressamente la piena proprietà e disponibilità dell'azienda e dei singoli beni che la compongono e la libertà degli stessi da diritti reali e di prelazione spettanti a terzi, da pesi, sequestri e pignoramenti. La parte promittente venditrice garantisce inoltre di essere titolare delle licenze, autorizzazioni e concessioni relative all'azienda ceduta, e presta sin d'ora il proprio assenso e si impegna ad intervenire presso i pubblici registri per consentire il rilascio di equivalenti licenze, autorizzazioni e concessioni a favore dell'acquirente subito dopo la stipula del contratto definitivo.

Spese e imposte del presente contratto e del successivo contratto definitivo di cessione di azienda e degli eventuali atti inerenti e conseguenti sono a carico del promissario acquirente.

Luogo e data: Miami 6 Agosto 2021.

Promittente venditore

Promissario acquirente